Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
The Wendy’s Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.10 per share	457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.10 per share	457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Senior Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Subordinated Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Depositary Shares	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Purchase Contracts	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
An indeterminate aggregate initial offering price or number of the securities of each class identified is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon exercise, exchange or conversion of other securities. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
The registrant hereby states that it elects to rely on Rules 456(b) and 457(r) under the Securities Act to defer payment of all of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The registrant will calculate the registration fees applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect at the date of such fee payment.